 Exhibit 4.1


     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.







                          Gensia, Inc.
                  COMMON STOCK PURCHASE WARRANT



     This certifies that, for good and valuable consideration, Gensia, Inc., a Delaware corporation (the "Company"), grants to Domain Partners III, L.P., a Delaware limited partnership ("Domain"), or its registered, permitted assigns (together with Domain, the "Warrantholder"), the right to subscribe for and purchase from the Company 50,000 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), at the purchase price per share of $4.00 (the "Exercise Price"), exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on the fifth anniversary of the date hereof, all subject to the terms, conditions and adjustments herein set forth.

 1.  DURATION AND EXERCISE OF WARRANT; LIMITATION ON EXERCISE; PAYMENT OF
 TAXES.

     1.1  DURATION AND EXERCISE OF WARRANT.

     (a) CASH EXERCISE. This Warrant may be exercised by the Warrantholder by (i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 10 days, thereafter. The stock certificate or certificates so delivered shall be in denominations of 100 shares each or such lesser or greater denominations as may be reasonably specified by the Warrantholder in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (b) NET ISSUE EXERCISE. In lieu of exercising this Warrant pursuant to Section 1.1(a), this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Warrantholder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

          X = (Y x (A-B))/ A

 Where    X =  the number of shares of Common Stock to be issued to
                Warrantholder under this Section 1.1(b);

      Y = the number of shares of Common Stock otherwise purchasable under this Warrant (at the date of such calculation);

      A = the fair market value of one share of the Company's Common Stock
           (at the date of such calculation);

      B = the Exercise Price (as adjusted to the date of such calculation).

     (c) FAIR MARKET VALUE. For purposes of Section 1.1(b) fair market value of one share of the Company's Common Stock shall mean:

          (i) the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or,

          (ii) if not listed or traded on any such exchange, the last reported sales price per share on the Nasdaq National Market or the Nasdaq Small-Cap Market (collectively, "Nasdaq") or,

          (iii) if not listed or traded on any such exchange or Nasdaq, the average of the bid and asked price per share as reported in the "pink sheets" published by the National Quotation Bureau, Inc. (the "pink sheets") or,

          (iv) if such quotations are not available, the fair market value per share of the Company's Common Stock on the date such notice was received by the Company as reasonably determined by the Board of Directors of the Company.

     1.2  PAYMENT OF TAXES.  The issuance of certificates for Warrant
 Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; PROVIDED, HOWEVER, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

    1.3 DIVISIBILITY OF WARRANT. This Warrant may be divided into warrants exercisable for 5000 Warrant Shares or multiples thereof (or such lesser or greater denominations as may be reasonably requested by the Warrantholder), upon surrender at the principal office of the Company, without charge to any Warrantholder. Upon such division, subject to the restrictions on transfer referred to in Section 2, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes).

     1.4 INFORMATION. Upon receipt of a written request from a Warrantholder, the Company agrees to deliver promptly to such Warrantholder a copy of its current financial statements and to provide such other publicly available information concerning the business and operations of the Company as such Warrantholder may reasonably request in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise.

 2.  RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.

     2.1 RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES Laws. This Warrant and the Warrant Shares issued upon the exercise of the Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Warrantholder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     2.2  RESTRICTIVE LEGENDS.  Except as otherwise permitted by this
 Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant issued pursuant to
 Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE
      TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
      STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

 Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

 3.  RESERVATION AND REGISTRATION OF SHARES, ETC.

     The Company covenants and agrees that all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and will, at its expense, upon each such reservation of shares, procure such listing of such shares of Common Stock (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed or on Nasdaq.

4.  EXCHANGE, LOSS OR DESTRUCTION OF WARRANT.

     Subject to the terms and conditions hereof, including the restrictions on transfer in Section 2, upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

 5.  OWNERSHIP OF WARRANT.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in
 Section 4.

 6.  CERTAIN ADJUSTMENTS.

     6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a) STOCK DIVIDENDS. If at any time prior to the exercise of this Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

    (b) COMBINATION OF STOCK. If at any time prior to the exercise of this Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (c) REORGANIZATION, ETC. If at any time prior to the exercise of this Warrant in full any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

     (d) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Closing Price per share of Common Stock.

     (e)  CARRYOVER.  Notwithstanding any other provision of this
 Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

    (f)  EXERCISE PRICE ADJUSTMENT.  Whenever the number of Warrant
 Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (g) NO DUPLICATE ADJUSTMENTS. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this
 Section 6 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

     6.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

     6.3 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

 7.  REGISTRATION RIGHTS.

    7.1  REGISTRATION.

     (a) Upon the request made after the first anniversary of the date hereof and prior to the second anniversary of such date by the holders of 60% of the Warrant Shares originally issued to Domain pursuant to this Warrant, the Company shall prepare and file a registration statement with the SEC under the Securities Act to register the resale of the Warrant Shares by the Warrantholder (the "Registration Statement") and shall use commercially reasonable efforts, including the filing of one or more amendments or supplements to the Registration Statement, to obtain effectiveness of the Registration Statement under the Securities Act. The Company is obligated to effect only one such registration pursuant to the terms of this Warrant. If the Company shall furnish to the holders of Warrant Shares initiating such request for registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, the Company shall have the right to defer the filing of the Registration Statement for a period of not more than 180 days after receipt of the request of such holders.

     (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance under this Section 7.1, and the Warrantholder shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Warrant Shares resold by the Warrantholder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Warrant Shares, fees and disbursements of counsel for the Warrantholder, and all other expenses incurred by Warrantholder or any transferee of Warrantholder in connection with sales of the Warrant Shares.

     (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company shall use its commercially reasonable efforts to: (i) keep the Registration Statement effective for a period of 90 days (or, if earlier, until such date as all of the Warrant Shares have been resold); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all of the Warrant Shares covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Warrantholder from time to time may reasonably request; (iv) provide a transfer agent and registrar for all of the Warrant Shares registered pursuant to the Registration Statement; and (v) file the documents required of the Company and otherwise use its commercially reasonable efforts to maintain requisite blue sky clearance in all United States jurisdictions specified in writing by the Warrantholder; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

    (d) The Company shall furnish to the Warrantholder upon request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Shares held by the Warrantholder.

     (e) With a view to making available to the Warrantholder the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Warrantholder to sell Warrant Shares to the public pursuant to a registration statement, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the third anniversary of the date hereof or (B) such date as all of the Warrant Shares shall have been resold;
 (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and
 (iii) furnish to the Warrantholder upon request, as long as the Warrantholder owns any Warrant Shares (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail the Warrantholder of any rule or regulation of the SEC that permits the selling of any such Warrant Shares pursuant to Rule 144.

     The Company may require the Warrantholder to furnish to the Company such information regarding the distribution of the Warrant Shares and such other information as may otherwise be required by the Securities Act to be included in the Registration Statement.

     7.2  INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless the Warrantholder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Warrantholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement, on the effective date thereof, or in any amendment or supplement thereto, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement or any amendment or supplement thereto, and the Company will, except as provided below, as incurred, reimburse the Warrantholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement made in such Registration Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Warrantholder specifically for use in preparation of the Registration Statement; or
 (ii) an untrue statement which is subsequently corrected in a supplement or amendment to the Registration Statement and which supplement or amendment has been delivered by the Company to the Warrantholder via overnight courier at least three trading days prior to the consummation of the transaction out of which arose such claim, damage or liability.

     (b) The Warrantholder agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon an untrue statement made in such Registration Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Warrantholder specifically for use in preparation of the Registration Statement or any amendment or supplement thereto.

     (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action. No indemnification provided for in Section 7.2(a) or 7.2(b) shall be available to any party who shall fail to give notice as provided in this Section 7.2(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution otherwise than under this Section
 7.2. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain one law firm at the expense of such indemnifying person.

    (d) If the indemnification provided for in this Section 7.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Warrantholder on the other in connection with the matters that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Warrantholder on the other and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Warrantholder agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e)  The obligations of the Company and the Warrantholder under this
 Section 7.2 shall be in addition to any liability which the Company and the Warrantholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or the Warrantholder within the meaning of the Securities Act.

     7.3  TRANSFERABILITY.  The rights and obligations under this
 Section 7 shall be binding upon and available to subsequent permitted transferees of this Warrant and the Warrant Shares.

8.  NOTICES OF CORPORATE ACTION.

     In the event of

     (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other party, including without limitation, any Change of Control, or

     (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 20 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

 9.  DEFINITIONS.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     ASSIGNMENT FORM: an Assignment Form in the form annexed hereto as Exhibit B.

     BUSINESS DAY: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of New York, State of New York.

     CHANGE OF CONTROL: shall mean (i) the consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation, (ii) the sale of all or substantially all of the assets of the Company to any other person or
 (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which 60% of the combined voting power of the Company becomes beneficially owned by one person or group acting together. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

    COMPANY:  Gensia, Inc., a Delaware corporation.

     EXCHANGE ACT: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     EXERCISE FORM: an Exercise Form in the form annexed hereto as Exhibit A.

     EXERCISE PRICE: the meaning specified on the cover of this Warrant, as such price may be adjusted pursuant to Section 6 hereof.

     Nasdaq:  the meaning specified in Section 1.1(c)(ii).

     SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     SECURITIES ACT: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     WARRANTHOLDER:  the meaning specified on the cover of this Warrant.

     WARRANT SHARES: the meaning specified on the cover of this Warrant, subject to the provisions of Section 6.

 10. MISCELLANEOUS.

     10.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.

     10.2 BINDING EFFECTS; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

    10.3 AMENDMENTS AND WAIVERS. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     10.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     10.5 FURTHER ASSURANCES. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     10.6 NOTICES. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (a)  if to the Company, addressed to:

          Gensia, Inc.
          9360 Towne Centre Drive
          San Diego, California 92121
          Attention:  General Counsel
          Telecopier:  (619) 453-0095

          with a copy to:

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, California 94104
          Telecopier:  (415) 983-7396
          Attention:  Thomas E. Sparks, Jr., Esq.

     (b) if to the Warrantholder, addressed to the address of such Warrantholder appearing on the books of the Company.

 Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

    10.7 SEPARABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     10.8 GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to agreements made and to be performed entirely within such State.

     10.9 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

     Dated:  April __, 1996.





 GENSIA, INC.



 By _____________________________


  Title __________________________                                EXHIBIT A

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE
 NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                           EXERCISE FORM

           (To be executed upon exercise of this Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):


     ____ herewith tenders payment for _______ of the Warrant Shares to the order of Gensia, Inc. in the amount of $_________ in accordance with the terms of this Warrant; or

     ____ herewith tenders this Warrant for _______ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 1.1(b) of the Warrant.

 The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

     In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     Dated:  ___________________.

                         Signature
                                   --------------------------------
                                           (Print Name)


                                   --------------------------------
                                         (Street Address)


                                   --------------------------------
                                   (City)    (State)     (Zip Code)

     If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                                             EXHIBIT B

 THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                          ASSIGNMENT FORM

        (To be executed only upon transfer of this Warrant)

     For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ____________________ (the "Assignee") the right represented by such Warrant to purchase __________ Warrant Shares and all other rights of the Warrantholder with respect thereto under the within Warrant, and appoints _________________ as Attorney to make such transfer on the books of Gensia, Inc. maintained for such purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale.


 Dated:  ____________________.


          Signature               ______________________________

                                  ______________________________
                                                (Print Name)

                                  ______________________________
                                              (Street Address)

                                  ______________________________
                                  (City)           (State)(Zip Code)